UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2017
Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Augusta Drive, Suite 600 Houston, TX		77057
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 — DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(d) On November 2, 2017, the Board of Directors (“Board”) of Crown Castle International Corp. (“Company”), on the recommendation of the Nominating and Governance Committee of the Board, expanded the size of the Board to 12 members and appointed Andrea J. Goldsmith to fill the newly-created vacancy on the Board, both effective February 13, 2018. Ms. Goldsmith has not yet been appointed to any committees of the Board, although the Board may appoint her to one or more committees in the future.
Ms. Goldsmith will receive compensation for her service as a non-employee director of the Board consistent with the Company’s non-employee director compensation arrangement, which is described in Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2017.
Ms. Goldsmith has served as the Stephen Harris professor in the School of Engineering at Stanford University since 2012 and has served as a professor or assistant professor of electrical engineering at Stanford University since 2007. Ms. Goldsmith also founded and served as the Chief Technology Officer of Plume WiFi (formerly, Accelera, Inc.) from 2010 to 2014 and Quantenna Communications, Inc. from 2005 to 2009. Ms. Goldsmith is a frequent lecturer and writer regarding wireless communications.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.
By:	/s/ Kenneth J. Simon
	Name:	Kenneth J. Simon
	Title:	Senior Vice President and General Counsel
Date: November 2, 2017

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